SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 19, 2002
(To Prospectus dated December 14, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-2

                             -------------------



----------------------------
The Class M-2
Certificates represent
obligations of the trust
only and do not                    The Class M-2 Certificates
represent an interest in
or obligation of                   o   This supplement relates to the offering of the Class M-2 Certificates of the
CWABS, Inc.,                           series referenced above.  This supplement does not contain complete
Countrywide Home                       information about the offering of the Class M-2  Certificates.  Additional
Loans, Inc.,                           information is contained in the prospectus supplement dated June 19, 2002,
Countrywide Home                       prepared in connection with the offering of the offered certificates of the
Loans Servicing LP or                  series referenced above and in the prospectus of the depositor dated
any of their affiliates.               December 14, 2001.  You are urged to read this supplement, the prospectus supplement and the prospectus in full.
This supplement may be
used to offer and sell the         o   As of November 25, 2003, the certificate principal balance of the Class M-2
offered certificates only              Certificates was approximately $38,595,000.
if accompanied by the
prospectus supplement
and the prospectus.
----------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 25, 2003

                               THE MORTGAGE POOL

         As of November 1, 2003 (the "Reference Date"), the Mortgage Loans in Group 1 included approximately 2,912 Mortgage Loans having an aggregate Stated Principal Balance of approximately $358,794,720 and the Mortgage Loans in Group 2 included approximately 980 Mortgage Loans having an aggregate Stated Principal Balance of approximately $158,026,278.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                   As of November 1, 2003
                                                                      -------------------------------------------------
                                                                           Loan Group 1             Loan Group 2
Total Number of Mortgage Loans......................................           2,912                     980
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
         30-59 days.................................................           1.96%                    2.86%
         60-89 days.................................................           0.52%                    0.51%
         90 days or more (excluding pending foreclosures)...........           4.84%                    6.12%
                                                                               -----                    -----
         Total Delinquencies........................................           7.31%                    9.49%
                                                                               =====                    =====
Foreclosures Pending................................................           1.00%                    1.12%
                                                                               -----                    -----
Bankruptcies........................................................           0.24%                    0.31%
                                                                               -----                    -----
Total delinquencies, foreclosures pending and bankruptcies..........           8.55%                   10.92%
                                                                               =====                   ======


______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain additional information as to the Mortgage Pool as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                 Delinquency and Foreclosure Experience
                           As of December 31, 2001           As of December 31, 2002         As of September 30, 2003
                           -----------------------           -----------------------         ------------------------
Total Portfolio.......$9,081,242,926.99    100.00%    $10,499,524,957.75     100.00%    $16,980,388,024.20    100.00%
Delinquency
percentage
   30-59 days.........  $806,843,594.55      8.88%       $776,262,182.66       7.39%       $991,710,764.72      5.84%
   60-89 days.........  $255,443,513.99      2.81%       $272,447,833.46       2.59%       $300,114,059.11      1.77%
   90+ days...........   $103,605,79149      1.14%       $112,192,108.56       1.07%        $95,790,777.81      0.56%
   Total              $1,165,892,900.03     12.84%     $1,160,902,124.68      11.06%     $1,387,615,601.64      8.17%
                   ==================================================================================================
Foreclosure Rate......  $356,652,093.38      3.93%       $277,872,737.06       2.65%       $325,551,916.14      1.92%

Bankruptcy Rate.......  $232,679,880.26      2.56%       $293,013,840.50       2.79%       $305,528,667.43      1.80%
                   ==================================================================================================

         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS M-2 CERTIFICATES

         The Class M-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

         As of November 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class M-2 Certificates was approximately $38,595,000, evidencing a beneficial ownership interest of approximately 7.57% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $429,805,998 and evidenced in the aggregate a beneficial ownership interest of approximately 84.30% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $80,040,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 15.70% in the Trust Fund. For additional information with respect to the Class M-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The November 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.23% per annum and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margins for the Offered Certificates (other than the Class A-R Certificates) remain constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margins for the Offered Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class M-2 Certificates is December 3, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date; and (x) the scheduled amortization for all Mortgage Loans is based upon their gross interest rates and no interest rate reductions occur on the Fixed Rate Credit Comeback Loans.

         Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class M-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.



             Percent of Certificate Principal Balance Outstanding

                                                0%             80%            100%           150%           200%
                                                --             ---            ----           ----           ----
Distribution Date
-----------------
Initial Percentage                              100            100             100            100            100
November 25, 2004.....................          100            100             100            100            100
November 25, 2005.....................          100             66              57             38             59
November 25, 2006......................         100             51              41             22              7
November 25, 2007......................         100             39              30             12              0
November 25, 2008......................         100             30              21              2              0
November 25, 2009......................         100             23              15              0              0
November 25, 2010......................         100             18               8              0              0
November 25, 2011......................          99             13               2              0              0
November 25, 2012......................          96              7               0              0              0
November 25, 2013......................          94              3               0              0              0
November 25, 2014......................          91              0               0              0              0
November 25, 2015......................          88              0               0              0              0
November 25, 2016......................          84              0               0              0              0
November 25, 2017......................          78              0               0              0              0
November 25, 2018......................          75              0               0              0              0
November 25, 2019......................          72              0               0              0              0
November 25, 2020......................          69              0               0              0              0
November 25, 2021......................          65              0               0              0              0
November 25, 2022......................          61              0               0              0              0
November 25, 2023......................          56              0               0              0              0
November 25, 2024......................          52              0               0              0              0
November 25, 2025......................          47              0               0              0              0
November 25, 2026......................          41              0               0              0              0
November 25, 2027......................          35              0               0              0              0
November 25, 2028......................          28              0               0              0              0
November 25, 2029......................          21              0               0              0              0
November 25, 2030......................          12              0               0              0              0
November 25, 2031......................           0              0               0              0              0
Weighted Average Life in years (1)             20.2            4.1             3.4            2.5            2.2
Weighted Average Life in years (1)(2)          20.0            3.7             3.1            2.3            2.0


                __________________________
                (1) Determined as specified in the Prospectus Supplement.
                (2) To the related Optional Termination Date.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class M-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class M-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class M-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for the application of the Exemption described in the Prospectus are met.

         Although the Exemption was amended in late 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class M-2 Certificates

                                    RATINGS

         The Class M-2 Certificates are currently rated "A2" by Moody's Investors Service, Inc. and "A" by Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                                             Loan Group 1

Summary of Mortgage Loans in Loan Group 1                                                    Range
(As of the Reference Date)                                                                   -----
Mortgage Loan Characteristics
Total Number of Loans                                                        2,912
Aggregate Principal Balance                                           $358,794,720
Average Principal Balance                                                 $123,212      $10,100     to      $337,782
Percentage of Adjustable Rate Mortgage Loans                                   62%
Percentage of Fixed Rate Mortgage Loans                                        38%
Weighted Average Mortgage Rate                                               8.49%        5.88%     to        13.00%
Weighted Average Original Term to Maturity (months)                            343           60     to           360
Weighted Average Scheduled Remaining Term to Maturity (months)                 325           42     to           345
Weighted Average Loan-to-Value Ratio                                        78.38%       10.75%     to       100.00%
Weighted Average FICO Credit Score                                             605
Percentage of Pool Secured by First Liens                                  100.00%


Weighted Average Gross Margin                                                6.44%        2.99%     to         8.50%
Weighted Average Maximum Mortgage Rate                                      15.26%       11.88%     to        19.88%
Weighted Average Minimum Mortgage Rate                                       8.44%        5.88%     to        12.88%

                                                             Loan Group 1



Summary of Mortgage Loans in Loan Group 1

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Loan Programs                                 Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                            3             $475,898                                 0.13
2/28 Six-Month LIBOR                                   1,136         $148,495,615                                41.39
3/27 Six-Month LIBOR                                     574          $74,058,339                                20.64
Fixed 10 Year                                              3              $90,714                                 0.03
Fixed 15 Year                                            177          $14,604,239                                 4.07
Fixed 20 Year                                             46           $3,775,071                                 1.05
Fixed 30 Year                                            800         $101,017,427                                28.15
Fixed 30/15 Balloon                                      173          $16,277,417                                 4.54
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================



Current Mortgage Loan Principal Balances

Range of Mortgage Loan                             Number of            Aggregate         Percentage of Mortgage Loans
Principal Balances ($)                        Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                               20             $423,551                                 0.12 %
$25000.01 - $50000                                       211           $8,504,117                                 2.37
$50000.01 - $75000                                       522          $33,124,554                                 9.23
$75000.01 - $100000                                      520          $45,465,838                                12.67
$100000.01 - $ 150000                                    795          $98,011,239                                27.32
$150000.01 - $ 200000                                    433          $74,358,013                                20.72
$200000.01 - $ 250000                                    262          $58,139,820                                 16.2
$250000.01 - $ 300000                                    144          $39,149,272                                10.91
$300000.01 - $ 350000                                      5           $1,618,318                                 0.45
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================



Current Mortgage Rates

Range of Current Mortgage                          Number of            Aggregate         Percentage of Mortgage Loans
Rates (%)                                     Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                              7             $845,535                                 0.24 %
6.001 - 6.500                                             10           $1,750,077                                 0.49
6.501 - 7.000                                            112          $20,002,832                                 5.58
7.001 - 7.500                                            256          $42,437,408                                11.83
7.501 - 8.000                                            574          $86,260,898                                24.04
8.001 - 8.500                                            456          $59,972,659                                16.72
8.501 - 9.000                                            499          $57,901,703                                16.14
9.001 - 9.500                                            305          $31,076,049                                 8.66
9.501 - 10.000                                           307          $30,555,020                                 8.52
10.001 - 10.500                                          145          $11,743,225                                 3.27
10.501 - 11.000                                          115           $8,542,781                                 2.38
11.001 - 11.500                                           60           $3,760,170                                 1.05
11.501 - 12.000                                           31           $1,999,246                                 0.56
12.001 - 12.500                                           22           $1,291,969                                 0.36
12.501 - 13.000                                           13             $655,149                                 0.18
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================




                                                             Loan Group 1


Remaining Term to Maturity

Range of Remaining Term                            Number of            Aggregate         Percentage of Mortgage Loans
to Maturity (Months)                          Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
1 - 120                                                    5             $163,778                                 0.05 %
121 - 180                                                348          $30,808,592                                 8.59
181 - 300                                                 52           $4,575,961                                 1.28
301 - 360                                              2,507         $323,246,390                                90.09
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================



Original Loan-to-Value Ratios

Range of Original                                  Number of            Aggregate         Percentage of Mortgage Loans
Loan-to-Value Ratios (%)                      Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                            160          $13,778,065                                 3.84 %
50.01-55.00                                               48           $4,751,511                                 1.32
55.01-60.00                                               77           $8,535,603                                 2.38
60.01-65.00                                              106          $12,029,205                                 3.35
65.01-70.00                                              243          $29,107,177                                 8.11
70.01-75.00                                              370          $45,839,119                                12.78
75.01-80.00                                              789         $100,997,905                                28.15
80.01-85.00                                              461          $57,406,034                                   16
85.01-90.00                                              568          $74,905,473                                20.88
90.01-95.00                                               64           $8,056,470                                 2.25
95.01-100.00                                              26           $3,388,158                                 0.94
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================




                                                             Loan Group 1


State Distribution of Mortgaged Properties

                                                                                          Percentage of Mortgage Loans
State                                         Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
Alabama                                                   38           $3,902,225                                 1.09 %
Alaska                                                     4             $327,940                                 0.09
Arizona                                                   59           $8,103,847                                 2.26
Arkansas                                                  16           $1,589,193                                 0.44
California                                               577         $100,531,179                                28.02
Colorado                                                  64           $9,508,790                                 2.65
Connecticut                                               17           $2,543,467                                 0.71
Delaware                                                  14           $1,623,709                                 0.45
District of Columbia                                       1              $74,300                                 0.02
Florida                                                  236          $24,970,327                                 6.96
Georgia                                                  161          $19,038,106                                 5.31
Hawaii                                                    21           $3,547,970                                 0.99
Idaho                                                     22           $2,288,384                                 0.64
Illinois                                                  57           $6,893,902                                 1.92
Indiana                                                   76           $6,913,997                                 1.93
Iowa                                                      12             $921,002                                 0.26
Kansas                                                    20           $1,881,618                                 0.52
Kentucky                                                  36           $3,495,282                                 0.97
Louisiana                                                 53           $4,936,646                                 1.38
Maine                                                      3             $222,007                                 0.06
Maryland                                                  37           $5,276,778                                 1.47
Massachusetts                                             49           $8,205,591                                 2.29
Michigan                                                 178          $17,037,660                                 4.75
Minnesota                                                 31           $4,118,963                                 1.15
Mississippi                                               16           $1,269,517                                 0.35
Missouri                                                  84           $7,424,465                                 2.07
Montana                                                    7             $723,666                                  0.2
Nebraska                                                   9             $889,224                                 0.25
Nevada                                                    25           $3,799,472                                 1.06
New Hampshire                                             11           $1,809,646                                  0.5
New Jersey                                                62           $8,324,590                                 2.32
New Mexico                                                 9           $1,315,318                                 0.37
New York                                                  62           $9,438,578                                 2.63
North Carolina                                            51           $4,388,139                                 1.22
North Dakota                                               1             $147,001                                 0.04
Ohio                                                     145          $12,540,458                                  3.5
Oklahoma                                                  16           $1,189,176                                 0.33
Oregon                                                    59           $6,696,897                                 1.87
Pennsylvania                                              77           $7,320,572                                 2.04
Rhode Island                                               9             $930,043                                 0.26
South Carolina                                            37           $3,157,297                                 0.88
Tennessee                                                 78           $7,380,921                                 2.06
Texas                                                    149          $13,530,880                                 3.77
Utah                                                      37           $5,353,233                                 1.49
Vermont                                                    3             $382,942                                 0.11
Virginia                                                  57           $7,002,469                                 1.95
Washington                                                73          $10,606,822                                 2.96
West Virginia                                             13             $909,790                                 0.25
Wisconsin                                                 38           $4,174,718                                 1.16
Wyoming                                                    2             $136,002                                 0.04
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================



                                                             Loan Group 1


FICO Credit Scores

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Range of FICO Credit Scores                   Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
761 - 780                                                  8             $756,321                                 0.21 %
741 - 760                                                 11           $1,257,203                                 0.35
721 - 740                                                 18           $2,875,352                                  0.8
701 - 720                                                 35           $5,444,655                                 1.52
681 - 700                                                 41           $6,051,050                                 1.69
661 - 680                                                 65           $8,750,074                                 2.44
641 - 660                                                129          $17,140,209                                 4.78
621 - 640                                                240          $30,631,971                                 8.54
601 - 620                                                390          $48,428,015                                 13.5
581 - 600                                                503          $61,737,203                                17.21
561 - 580                                                446          $53,339,452                                14.87
541 - 560                                                468          $58,320,169                                16.25
521 - 540                                                319          $38,624,097                                10.76
501 - 520                                                155          $16,405,044                                 4.57
500 or Less                                               79           $8,377,258                                 2.33
Not Available                                              5             $656,646                                 0.18
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================



Types of Mortgaged Properties

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Property Types                                Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                2,488         $297,844,081                                83.01 %
Planned Unit Development                                 225          $34,748,953                                 9.68
Low-Rise Condominium                                     115          $14,559,670                                 4.06
2 Family Residence                                        59           $7,661,753                                 2.14
3 Family Residence                                        11           $2,023,668                                 0.56
4 Family Residence                                         9           $1,201,268                                 0.33
High-Rise Condominium                                      5             $755,328                                 0.21
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================



Purpose of Mortgage Loans

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Loan Purpose                                  Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                   2,105         $255,609,340                                71.24 %
Purchase                                                 576          $75,297,813                                20.99
Refinance (Rate-Term)                                    231          $27,887,568                                 7.77
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================




                                                             Loan Group 1


Occupancy Types of the Mortgage Loans

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Occupancy Type                                Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
Primary Residence                                      2,791         $347,640,314                                96.89 %
Investment Property                                      104           $9,297,744                                 2.59
Secondary Residence                                       17           $1,856,662                                 0.52
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================



Documentation Programs for the Mortgage Loans

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Document Type                                 Mortgage Loans    Principal Balance                      in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
Full Documentation                                     2,482         $297,716,251                                82.98 %
Stated Income                                            368          $52,664,371                                14.68
Simple                                                    62           $8,414,098                                 2.35
------------------------------------------------------------------------------------------------------------------------
Total                                                  2,912         $358,794,720                               100.00 %
========================================================================================================================



Gross Margin

Range of Gross                                     Number of            Aggregate    Percentage of the Adjustable Rate
Margins (%)                                   Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                              2             $383,003                                 0.17 %
3.001 - 4.000                                             10           $1,528,676                                 0.69
4.001 - 5.000                                             50           $6,454,580                                 2.89
5.001 - 6.000                                            581          $79,975,094                                35.86
6.001 - 7.000                                            648          $84,087,688                                 37.7
7.001 - 8.000                                            336          $41,530,206                                18.62
8.001 - 9.000                                             86           $9,070,605                                 4.07
------------------------------------------------------------------------------------------------------------------------
Total                                                  1,713         $223,029,852                               100.00 %
========================================================================================================================



                                                             Loan Group 1


Subsequent Adjustment Date

Subsequent Adjustment                              Number of            Aggregate    Percentage of the Adjustable Rate
Date                                          Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
December-03                                               11           $1,190,429                                 0.53 %
January-04                                                 9             $758,629                                 0.34
February-04                                               10           $1,250,206                                 0.56
March-04                                                  35           $4,816,784                                 2.16
April-04                                                 135          $17,817,839                                 7.99
May-04                                                   367          $48,998,083                                21.97
June-04                                                  379          $49,507,423                                 22.2
July-04                                                  192          $24,582,472                                11.02
August-04                                                  1              $49,648                                 0.02
January-05                                                 1              $89,842                                 0.04
February-05                                                3             $479,683                                 0.22
March-05                                                   9             $934,193                                 0.42
April-05                                                  31           $4,256,424                                 1.91
May-05                                                   147          $18,322,729                                 8.22
June-05                                                  196          $25,412,621                                11.39
July-05                                                  186          $24,487,576                                10.98
August-05                                                  1              $75,270                                 0.03
------------------------------------------------------------------------------------------------------------------------
Total                                                  1,713         $223,029,852                               100.00 %
========================================================================================================================



Range of Months to Adjustment Date

Range of Months                                    Number of            Aggregate    Percentage of the Adjustable Rate
to Adjustment Date                            Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
0 - 6                                                    544          $72,521,364                                32.52 %
7 - 12                                                   595          $76,450,149                                34.28
13 - 18                                                  171          $22,447,957                                10.07
19 - 24                                                  403          $51,610,382                                23.14
------------------------------------------------------------------------------------------------------------------------
Total                                                  1,713         $223,029,852                               100.00 %
========================================================================================================================



                                                             Loan Group 1


Maximum Mortgage Rates

Range of Maximum                                   Number of            Aggregate    Percentage of the Adjustable Rate
Mortgage Rates (%)                            Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
11.501 - 12.000                                            1             $125,928                                 0.06 %
12.001 - 12.500                                            6           $1,093,829                                 0.49
12.501 - 13.000                                           23           $4,112,961                                 1.84
13.001 - 13.500                                           42           $6,818,974                                 3.06
13.501 - 14.000                                          138          $22,083,218                                  9.9
14.001 - 14.500                                          195          $30,734,704                                13.78
14.501 - 15.000                                          285          $42,004,410                                18.83
15.001 - 15.500                                          243          $32,518,074                                14.58
15.501 - 16.000                                          270          $33,977,590                                15.23
16.001 - 16.500                                          174          $18,372,791                                 8.24
16.501 - 17.000                                          167          $18,004,442                                 8.07
17.000 - 17.500                                           68           $6,083,343                                 2.73
17.501 - 18.000                                           47           $3,665,243                                 1.64
18.001 - 18.500                                           28           $1,768,947                                 0.79
18.501 - 19.000                                           14             $958,281                                 0.43
19.001 - 19.500                                            9             $525,740                                 0.24
19.501 - 20.000                                            3             $181,376                                 0.08
------------------------------------------------------------------------------------------------------------------------
Total                                                  1,713         $223,029,852                               100.00 %
========================================================================================================================




                                                             Loan Group 1


Initial Periodic Rate Cap

Initial Periodic Rate                              Number of            Aggregate    Percentage of the Adjustable Rate
Cap (%)                                       Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
1.000                                                     29           $3,315,861                                 1.49
1.500                                                  1,176         $152,182,803                                68.23
2.000                                                      5             $755,157                                 0.34
3.000                                                    503          $66,776,032                                29.94
------------------------------------------------------------------------------------------------------------------------
Total                                                  1,713         $223,029,852                               100.00 %
========================================================================================================================



Subsequent Periodic Rate Cap

Subsequent Periodic                                Number of            Aggregate    Percentage of the Adjustable Rate
Rate Cap (%)                                  Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
1.000                                                    457          $58,072,215                                26.04 %
1.500                                                  1,256         $164,957,637                                73.96
------------------------------------------------------------------------------------------------------------------------
Total                                                  1,713         $223,029,852                               100.00 %
========================================================================================================================



Minimum Mortgage Rates

Range of Minimum Mortgage                          Number of            Aggregate    Percentage of the Adjustable Rate
Rates (%)                                     Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 1
------------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                              1             $114,621                                 0.05 %
6.001 - 7.000                                             99          $18,213,262                                 8.17
7.001 - 8.000                                            483          $75,732,171                                33.96
8.001 - 9.000                                            587          $74,939,853                                 33.6
9.001 - 10.000                                           359          $39,712,645                                17.81
10.001 - 11.000                                          126          $10,502,078                                 4.71
11.001 - 12.000                                           46           $3,108,106                                 1.39
12.001 - 13.000                                           12             $707,116                                 0.32
------------------------------------------------------------------------------------------------------------------------
Total                                                  1,713         $223,029,852                               100.00 %
========================================================================================================================

                                                             Loan Group 2


Summary of Mortgage Loans in Loan Group 2                                                    Range
(As of the Reference Date)                                                                   -----

Mortgage Loan Characteristics
Total Number of Loans                                                         980
Aggregate Principal Balance                                          $158,026,278
Average Principal Balance                                                $161,251       $5,319       to       $723,301
Percentage of Adjustable Rate Mortgage Loans                                  65%
Percentage of Fixed Rate Mortgage Loans                                       35%
Weighted Average Mortgage Rate                                              8.39%        5.86%       to         16.63%
Weighted Average Original Term to Maturity (months)                           344          120       to            360
Weighted Average Scheduled Remaining Term to Maturity (months)                326          101       to            345
Weighted Average Loan-to-Value Ratio                                       80.96%       18.29%       to        100.00%
Weighted Average FICO Credit Score                                            615
Percentage of Pool Secured by First Liens                                  95.91%


Weighted Average Gross Margin                                               6.91%        2.33%       to         13.29%
Weighted Average Maximum Mortgage Rate                                     14.91%       11.86%       to         21.63%
Weighted Average Minimum Mortgage Rate                                      8.26%        5.86%       to         14.63%


                                                                 Loan Group 2



Summary of Mortgage Loans in Loan Group 2

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Loan Programs                                 Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                            4             $174,496                                 0.11 %
2/28 Six-Month LIBOR                                     396          $73,813,840                                46.71
3/27 Six-Month LIBOR                                     149          $28,356,512                                17.94
Fixed 10 Year                                              1              $63,216                                 0.04
Fixed 15 Year                                             36           $3,458,682                                 2.19
Fixed 20 Year                                              5             $982,350                                 0.62
Fixed 30 Year                                            175          $41,320,838                                26.15
Fixed 10 Year - 2nd                                        5              $68,764                                 0.04
Fixed 15 Year - 2nd                                      113           $3,434,839                                 2.17
Fixed 20 Year - 2nd                                        8             $312,856                                  0.2
Fixed 30 Year - 2nd                                        1              $18,278                                 0.01
Fixed 30/15 Balloon                                       16           $3,400,471                                 2.15
Fixed 30/15 Balloon - 2nd                                 71           $2,621,137                                 1.66
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================



Current Mortgage Loan Principal Balances

Range of Mortgage Loan                             Number of            Aggregate         Percentage of Mortgage Loans
Principal Balances ($)                        Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                              102           $1,817,579                                 1.15 %
$25000.01 - $50000                                       170           $6,357,102                                 4.02
$50000.01 - $75000                                       138           $8,575,998                                 5.43
$75000.01 - $100000                                       84           $7,390,485                                 4.68
$100000.01 - $ 150000                                    131          $16,259,984                                10.29
$150000.01 - $ 200000                                     42           $7,124,140                                 4.51
$200000.01 - $ 250000                                     27           $6,021,332                                 3.81
$250000.01 - $ 300000                                     20           $5,645,339                                 3.57
$300000.01 - $ 350000                                    117          $38,116,444                                24.12
$350000.01 - $ 400000                                     93          $34,864,464                                22.06
$400000.01 - $ 450000                                     30          $12,799,887                                  8.1
$450000.01 - $ 500000                                     18           $8,534,421                                  5.4
$500000.01 - $ 550000                                      4           $2,096,470                                 1.33
$550000.01 - $ 600000                                      3           $1,699,334                                 1.08
$700000.01 - $ 750000                                      1             $723,301                                 0.46
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================




                                                             Loan Group 2


Current Mortgage Rates


Range of Current Mortgage                          Number of            Aggregate         Percentage of Mortgage Loans
Rates (%)                                     Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                              5           $1,116,098                                 0.71 %
6.001 - 6.500                                             11           $2,365,529                                  1.5
6.501 - 7.000                                             54          $15,144,030                                 9.58
7.001 - 7.500                                             89          $26,023,134                                16.47
7.501 - 8.000                                            129          $38,174,345                                24.16
8.001 - 8.500                                             88          $22,829,146                                14.45
8.501 - 9.000                                            104          $18,060,892                                11.43
9.001 - 9.500                                             83          $11,215,951                                  7.1
9.501 - 10.000                                            95           $8,185,047                                 5.18
10.001 - 10.500                                           41           $2,886,340                                 1.83
10.501 - 11.000                                           49           $3,296,368                                 2.09
11.001 - 11.500                                           34           $1,661,430                                 1.05
11.501 - 12.000                                           54           $2,067,184                                 1.31
12.001 - 12.500                                           14             $598,928                                 0.38
12.501 - 13.000                                           74           $2,423,548                                 1.53
13.001 - 13.500                                           18             $684,088                                 0.43
13.501 - 14.000                                           13             $583,043                                 0.37
14.001 - 14.500                                            9             $296,247                                 0.19
14.501 - 15.000                                            3             $140,705                                 0.09
15.001 - 15.500                                            8             $170,360                                 0.11
15.501 - 16.000                                            3              $44,309                                 0.03
16.001 - 16.500                                            1              $14,595                                 0.01
16.501 - 17.000                                            1              $44,961                                 0.03
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================




                                                             Loan Group 2


Remaining Term to Maturity


Range of Remaining Term                            Number of            Aggregate         Percentage of Mortgage Loans
to Maturity (Months)                          Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
1 - 120                                                    6             $131,980                                 0.08 %
121 - 180                                                236          $12,915,128                                 8.17
181 - 300                                                 16           $1,393,749                                 0.88
301 - 360                                                722         $143,585,421                                90.86
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================



Original Loan-to-Value Ratios

Range of Original                                  Number of            Aggregate         Percentage of Mortgage Loans
Loan-to-Value Ratios (%)                      Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                             47           $4,498,279                                 2.85 %
50.01-55.00                                               11           $1,540,676                                 0.97
55.01-60.00                                               15           $2,743,547                                 1.74
60.01-65.00                                               32           $4,885,959                                 3.09
65.01-70.00                                               53           $8,949,992                                 5.66
70.01-75.00                                              103          $20,968,505                                13.27
75.01-80.00                                              205          $40,435,180                                25.59
80.01-85.00                                              131          $24,285,212                                15.37
85.01-90.00                                              143          $31,258,860                                19.78
90.01-95.00                                               22           $4,131,198                                 2.61
95.01-100.00                                             218          $14,328,870                                 9.07
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================




                                                             Loan Group 2


State Distribution of Mortgaged Properties
                                                                                          Percentage of Mortgage Loans
State                                         Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
Alabama                                                    1               $9,802                                 0.01 %
Arizona                                                   24           $3,280,136                                 2.08
Arkansas                                                   1              $35,541                                 0.02
California                                               266          $73,687,833                                46.63
Colorado                                                  17           $3,948,780                                  2.5
Connecticut                                                5             $812,388                                 0.51
Delaware                                                   4             $391,223                                 0.25
Florida                                                   63           $6,243,774                                 3.95
Georgia                                                   36           $3,961,479                                 2.51
Idaho                                                      4             $134,839                                 0.09
Illinois                                                  10             $896,041                                 0.57
Indiana                                                   11           $1,589,610                                 1.01
Iowa                                                       5             $386,334                                 0.24
Kansas                                                     1              $49,174                                 0.03
Kentucky                                                   6             $946,112                                  0.6
Louisiana                                                 19           $1,574,155                                    1
Maine                                                      1              $35,959                                 0.02
Maryland                                                  14           $2,967,195                                 1.88
Massachusetts                                             16           $2,548,201                                 1.61
Michigan                                                  76           $7,588,260                                  4.8
Minnesota                                                  9           $1,900,562                                  1.2
Mississippi                                                8             $387,600                                 0.25
Missouri                                                  22           $1,793,478                                 1.13
Montana                                                    2             $544,480                                 0.34
Nebraska                                                   6             $365,575                                 0.23
Nevada                                                    11           $1,902,427                                  1.2
New Hampshire                                              1             $357,453                                 0.23
New Jersey                                                 9           $1,456,713                                 0.92
New York                                                  19           $3,903,329                                 2.47
North Carolina                                            29           $2,796,314                                 1.77
Ohio                                                      41           $3,623,524                                 2.29
Oklahoma                                                   9             $452,201                                 0.29
Oregon                                                    16           $1,141,943                                 0.72
Pennsylvania                                              19           $1,432,090                                 0.91
Rhode Island                                               3             $431,779                                 0.27
South Carolina                                            12           $1,109,992                                  0.7
Tennessee                                                 45           $3,151,947                                 1.99
Texas                                                     43           $5,856,206                                 3.71
Utah                                                      14             $639,102                                  0.4
Virginia                                                  27           $5,815,489                                 3.68
Washington                                                34           $6,303,340                                 3.99
West Virginia                                              6             $399,871                                 0.25
Wisconsin                                                 13           $1,131,140                                 0.72
Wyoming                                                    2              $42,887                                 0.03
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================



                                                             Loan Group 2


FICO Credit Scores

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Range of FICO Credit Scores                   Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
801 - 820                                                  1             $373,523                                 0.24 %
781 - 800                                                  2             $680,270                                 0.43
761 - 780                                                 13           $2,573,930                                 1.63
741 - 760                                                  9           $1,036,794                                 0.66
721 - 740                                                 12           $2,369,713                                  1.5
701 - 720                                                 13           $1,987,012                                 1.26
681 - 700                                                 34           $5,259,633                                 3.33
661 - 680                                                 70          $10,807,956                                 6.84
641 - 660                                                127          $17,792,115                                11.26
621 - 640                                                169          $26,328,792                                16.66
601 - 620                                                119          $23,340,497                                14.77
581 - 600                                                129          $23,964,935                                15.17
561 - 580                                                114          $21,071,577                                13.33
541 - 560                                                 80          $10,627,198                                 6.72
521 - 540                                                 46           $6,238,622                                 3.95
501 - 520                                                 31           $2,978,248                                 1.88
500 or Less                                                1              $17,057                                 0.01
Not Available                                             10             $578,407                                 0.37
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================



Types of Mortgaged Properties

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Property Types                                Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                  802         $125,088,213                                79.16 %
Planned Unit Development                                 105          $24,080,878                                15.24
Low-Rise Condominium                                      29           $4,642,966                                 2.94
Manufactured Housing (1)                                  33           $2,342,100                                 1.48
2 Family Residence                                         9           $1,377,984                                 0.87
High-Rise Condominium                                      2             $494,138                                 0.31
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================
(1) Treated as Real Property




                                                             Loan Group 2


Purpose of Mortgage Loans

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Loan Purpose                                  Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                     502          $96,073,656                                 60.8 %
Purchase                                                 402          $51,807,124                                32.78
Refinance (Rate-Term)                                     76          $10,145,499                                 6.42
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================



                                                             Loan Group 2


Occupancy Types of the Mortgage Loans

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Occupancy Type                                Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
Primary Residence                                        971         $156,961,569                                99.33 %
Investment Property                                        8             $731,852                                 0.46
Secondary Residence                                        1             $332,858                                 0.21
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================



Documentation Programs for the Mortgage Loans

                                                   Number of            Aggregate         Percentage of Mortgage Loans
Document Type                                 Mortgage Loans    Principal Balance                      in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
Full Documentation                                       858         $127,729,332                                80.83 %
Stated Income                                            103          $25,704,994                                16.27
Simple                                                    18           $4,570,899                                 2.89
Streamline                                                 1              $21,053                                 0.01
------------------------------------------------------------------------------------------------------------------------
Total                                                    980         $158,026,278                               100.00 %
========================================================================================================================



Gross Margin

Range of Gross                                     Number of            Aggregate    Percentage of the Adjustable Rate
Margins (%)                                   Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                              1             $182,752                                 0.18 %
3.001 - 4.000                                              2             $586,818                                 0.57
4.001 - 5.000                                            130          $37,548,611                                36.69
5.001 - 6.000                                            130          $29,907,757                                29.22
6.001 - 7.000                                             69          $11,981,961                                11.71
7.001 - 8.000                                            106          $11,798,515                                11.53
8.001 - 9.000                                             80           $7,724,980                                 7.55
10.001 - 11.000                                           18           $1,567,876                                 1.53
11.001 - 12.000                                            9             $787,185                                 0.77
12.001 - 13.000                                            3             $192,223                                 0.19
13.001 - 14.000                                            1              $66,171                                 0.06
------------------------------------------------------------------------------------------------------------------------
Total                                                    549         $102,344,849                               100.00 %
========================================================================================================================




                                                             Loan Group 2


Subsequent Adjustment Date

Subsequent Adjustment                              Number of            Aggregate    Percentage of the Adjustable Rate
Date                                          Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
April-04                                                 102          $15,376,149                                15.02 %
May-04                                                   180          $29,826,914                                29.14
June-04                                                   55          $14,950,988                                14.61
July-04                                                   39          $10,082,957                                 9.85
December-04                                                1             $189,485                                 0.19
March-05                                                   1             $123,735                                 0.12
April-05                                                  45           $4,895,480                                 4.78
May-05                                                    44           $6,844,475                                 6.69
June-05                                                   32           $8,191,520                                    8
July-05                                                   26           $8,111,818                                 7.93
------------------------------------------------------------------------------------------------------------------------
Total                                                    549         $102,344,849                               100.00 %
========================================================================================================================



Range of Months to Adjustment Date

Range of Months                                    Number of            Aggregate    Percentage of the Adjustable Rate
to Adjustment Date                            Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
0 - 6                                                    282          $46,089,397                                45.03 %
7 - 12                                                   118          $27,898,939                                27.26
13 - 18                                                   74          $10,313,795                                10.08
19 - 24                                                   75          $18,042,717                                17.63
------------------------------------------------------------------------------------------------------------------------
Total                                                    549         $102,344,849                               100.00 %



Maximum Mortgage Rates

Range of Maximum                                   Number of            Aggregate    Percentage of the Adjustable Rate
Mortgage Rates (%)                            Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
11.501 - 12.000                                            1             $156,930                                 0.15 %
12.001 - 12.500                                           10           $1,992,005                                 1.95
12.501 - 13.000                                           22           $4,247,221                                 4.15
13.001 - 13.500                                           27           $5,815,750                                 5.68
13.501 - 14.000                                           56          $15,049,406                                 14.7
14.001 - 14.500                                           58          $15,123,580                                14.78
14.501 - 15.000                                           79          $17,568,109                                17.17
15.001 - 15.500                                           80          $15,923,030                                15.56
15.501 - 16.000                                           68          $11,524,831                                11.26
16.001 - 16.500                                           37           $5,364,301                                 5.24
16.501 - 17.000                                           39           $4,448,239                                 4.35
17.000 - 17.500                                           18           $1,614,726                                 1.58
17.501 - 18.000                                           18           $1,484,246                                 1.45
18.001 - 18.500                                           16           $1,074,066                                 1.05
18.501 - 19.000                                            8             $399,711                                 0.39
19.001 - 19.500                                            2             $126,083                                 0.12
19.501 - 20.000                                            2              $89,552                                 0.09
20.001 or Greater                                          8             $343,063                                 0.34
------------------------------------------------------------------------------------------------------------------------
Total                                                    549         $102,344,849                               100.00 %
========================================================================================================================




                                                             Loan Group 2


Initial Periodic Rate Cap

Initial Periodic Rate                              Number of            Aggregate    Percentage of the Adjustable Rate
Cap (%)                                       Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
1.000                                                      4             $945,378                                 0.92
1.500                                                    211          $51,884,061                                 50.7
2.000                                                      6             $703,250                                 0.69
3.000                                                    328          $48,812,160                                47.69
------------------------------------------------------------------------------------------------------------------------
Total                                                    549         $102,344,849                               100.00 %
========================================================================================================================



Subsequent Periodic Rate Cap

Subsequent Periodic                                Number of            Aggregate    Percentage of the Adjustable Rate
Rate Cap (%)                                  Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
1.000                                                    303          $45,179,350                                44.14 %
1.500                                                    245          $57,091,199                                55.78
2.000                                                      1              $74,299                                 0.07
------------------------------------------------------------------------------------------------------------------------
Total                                                    549         $102,344,849                               100.00 %
========================================================================================================================



Minimum Mortgage Rates

Range of Minimum Mortgage                          Number of            Aggregate    Percentage of the Adjustable Rate
Rates (%)                                     Mortgage Loans    Principal Balance       Mortgage Loans in Loan Group 2
------------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                              1             $156,930                                 0.15 %
6.001 - 7.000                                             59          $15,860,306                                 15.5
7.001 - 8.000                                            126          $33,989,321                                33.21
8.001 - 9.000                                            149          $30,714,760                                30.01
9.001 - 10.000                                           127          $15,066,848                                14.72
10.001 - 11.000                                           49           $4,441,238                                 4.34
11.001 - 12.000                                           26           $1,556,747                                 1.52
12.001 - 13.000                                            4             $215,636                                 0.21
13.001 - 14.000                                            5             $212,699                                 0.21
14.001 - 15.000                                            3             $130,364                                 0.13
------------------------------------------------------------------------------------------------------------------------
Total                                                    549         $102,344,849                               100.00 %
========================================================================================================================

                                   EXHIBIT 2


        THE                                                                                          Distribution Date:  11/25/03
      BANK OF
        NEW
       YORK
101 Barclay Street, 8W
New York, NY 10286
                                                              Countrywide Home Loans
Officer:      Courtney Bartholomew
              212-815-3236                                    Asset-Backed Securities
Associate:    Sean O'Connell
              212-815-6312                                        Series 2002-2


                                                    Certificateholder Monthly Distribution Summary

-------------------------------------------------------------------------------------------------------------------------------
                                            Certificate                            Pass
                               Class            Rate            Beginning        Through          Principal         Interest
  Class          Cusip      Description         Type             Balance         Rate (%)       Distribution      Distribution
-------------------------------------------------------------------------------------------------------------------------------
  1A1          126671QT6       Senior       Var-Act/360      335,222,662.31        1.240000     23,886,528.91       334,850.19
  2A1          126671QU3       Senior       Var-Act/360      130,374,601.02        1.380000     11,904,736.32       144,933.10
   N           126671RB4      Strip IO       Fix-30/360        6,222,446.06        8.000000      3,492,529.48        41,482.97
   X           126671RA6      Strip IO       Var-30/360      552,612,264.08        0.000000              0.00             0.00
   AR          126671RC2       Senior        Fix-30/360                0.00        0.000000              0.00             0.00
-------------------------------------------------------------------------------------------------------------------------------
  2M1          126671QV1     Mezzanine      Var-Act/360       16,800,000.00        1.720000              0.00        23,277.33
   M2          126671QW9     Mezzanine      Var-Act/360       38,595,000.00        2.270000              0.00        70,575.25
   B1          126671QX7       Junior       Var-Act/360       24,645,000.00        2.920000              0.00        57,970.52
-------------------------------------------------------------------------------------------------------------------------------
  Totals                                                     545,637,263.33                     39,283,794.71       673,089.36
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                  Current                          Cumulative
                   Total         Realized            Ending         Realized
  Class        Distribution       Losses             Balance         Losses
-------------------------------------------------------------------------------
  1A1          24,221,379.10         0.00       311,336,133.40         0.00
  2A1          12,049,669.42         0.00       118,469,864.70         0.00
   N            3,534,012.45         0.00         2,729,916.57         0.00
   X                    0.00         0.00       516,820,998.85         0.00
  AR                    0.00         0.00                 0.00         0.00
-------------------------------------------------------------------------------
  2M1              23,277.33         0.00        16,800,000.00         0.00
   M2              70,575.25         0.00        38,595,000.00         0.00
   B1              57,970.52         0.00        24,645,000.00         0.00
-------------------------------------------------------------------------------
  Totals       39,956,884.07         0.00       509,845,998.10         0.00
-------------------------------------------------------------------------------



        THE                                                                             Distribution Date:  11/25/03
      BANK OF
        NEW
       YORK
101 Barclay Street, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:      Courtney Bartholomew
              212-815-3236                            Asset-Backed Securities
Associate:    Sean O'Connell
              212-815-6312                                Series 2002-2


                                                   Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------
                                 Original            Beginning          Scheduled                      Unscheduled
                                Certificate         Certificate         Principal       Accretion       Principal
    Class         Cusip           Balance             Balance         Distribution      Principal      Adjustments
---------------------------------------------------------------------------------------------------------------------
     1A1        126671QT6     605,800,000.00      335,222,662.31      23,886,528.91         0.00              0.00
     2A1        126671QU3     244,160,000.00      130,374,601.02      11,904,736.32         0.00              0.00
      N         126671RB4      70,000,000.00        6,222,446.06               0.00         0.00              0.00
      N         126671RA6     930,000,100.00      552,612,264.08               0.00         0.00              0.00
     AR         126671RC2             100.00                0.00               0.00         0.00              0.00
---------------------------------------------------------------------------------------------------------------------
     2M1        126671QV1      16,800,000.00       16,800,000.00               0.00         0.00              0.00
     M2         126671QW9      38,595,000.00       38,595,000.00               0.00         0.00              0.00
     B1         126671QX7      24,645,000.00       24,645,000.00               0.00         0.00              0.00
---------------------------------------------------------------------------------------------------------------------
   Totals                     930,000,100.00      545,637,263.33      35,791,265.23         0.00              0.00
---------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                   Net          Current           Ending           Ending
                Principal      Realized         Certificate      Certificate
    Class     Distribution      Losses            Balance          Factor
-------------------------------------------------------------------------------
     1A1      23,886,528.91          0.00     311,336,133.40    0.51392560813
     2A1      11,904,736.32          0.00     118,469,864.70    0.48521405921
      N        3,492,529.48          0.00       2,729,916.57    0.03899880817
      N                0.00          0.00     516,820,998.85    0.55572144438
     AR                0.00          0.00               0.00    0.00000000000
-------------------------------------------------------------------------------
     2M1               0.00          0.00      16,800,000.00    1.00000000000
     M2                0.00          0.00      38,595,000.00    1.00000000000
     B1                0.00          0.00      24,645,000.00    1.00000000000
-------------------------------------------------------------------------------
   Totals     39,283,794.71          0.00     509,845,998.10
-------------------------------------------------------------------------------


        THE                                                                                          Distribution Date:  11/25/03
      BANK OF
        NEW
       YORK
101 Barclay Street, 8W
New York, NY 10286
                                                     Countrywide Home Loans
Officer:      Courtney Bartholomew
              212-815-3236                           Asset-Backed Securities
Associate:    Sean O'Connell
              212-815-6312                               Series 2002-2


                                                  Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                Beginning      Pass        Accrued    Cumulative                  Total         Net       Unscheduled
               Certificate    Through      Optimal      Unpaid      Deferred    Interest     Prepayment     Interest     Interest
    Class        Balance      Rate (%)     Interest    Interest     Interest       Due     Int Shortfall   Adjustment      Paid
-----------------------------------------------------------------------------------------------------------------------------------
     1A1     335,222,662.31    1.240000   334,850.19       0.00        0.00    334,850.19        0.00           0.00   334,850.19
     2A1     130,374,601.02    1.380000   144,933.10       0.00        0.00    144,933.10        0.00           0.00   144,933.10
      N        6,222,446.06    8.000000    41,482.97       0.00        0.00     41,482.97        0.00           0.00    41,482.97
      X      552,612,264.08    0.000000         0.00       0.00        0.00          0.00        0.00           0.00         0.00
     AR                0.00    0.000000         0.00       0.00        0.00          0.00        0.00           0.00         0.00
-----------------------------------------------------------------------------------------------------------------------------------
     2M1      16,800,000.00    1.720000    23,277.33       0.00        0.00     23,277.33        0.00           0.00    23,277.33
     M2       38,595,000.00    2.270000    70,575.25       0.00        0.00     70,575.25        0.00           0.00    70,575.25
     B1       24,645,000.00    2.920000    57,970.52       0.00        0.00     57,970.52        0.00           0.00    57,970.52
-----------------------------------------------------------------------------------------------------------------------------------
   Totals    545,637,263.33               673,089.36       0.00        0.00    673,089.36        0.00           0.00   673,089.36
-----------------------------------------------------------------------------------------------------------------------------------


        THE                                                                                          Distribution Date:  11/25/03
      BANK OF
        NEW
       YORK
101 Barclay Street, 8W
New York, NY 10286
                                                      Countrywide Home Loans
Officer:      Courtney Bartholomew
              212-815-3236                            Asset-Backed Securities
Associate:    Sean O'Connell
              212-815-6312                                 Series 2002-2


                                                     Current Payment Information
                                                         Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                Original         Beginning Cert.                                         Ending Cert.      Pass
                               Certificate           Notional         Principal        Interest            Notional      Through
   Class         Cusip           Balance             Balance        Distribution     Distribution          Balance       Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
     1A1      126671QT6     605,800,000.00       553.355335610     39.429727484      0.552740496       513.925608125      1.240000
     2A1      126671QU3     244,160,000.00       533.971989751     48.757930537      0.593598862       485.214059214      1.380000
       N      126671RB4      70,000,000.00        88.892086507     49.893278286      0.592613910        38.998808170      8.000000
       X      126671RA6     930,000,100.00       594.206671677      0.000000000      0.000000000       555.721444385      0.000000
      AR      126671RC2             100.00         0.000000000      0.000000000      0.000000000         0.000000000      0.000000
----------------------------------------------------------------------------------------------------------------------------------
     2M1      126671QV1      16,800,000.00     1,000.000000000      0.000000000      1.385555556     1,000.000000000      1.720000
      M2      126671QW9      38,595,000.00     1,000.000000000      0.000000000      1.828611111     1,000.000000000      2.270000
      B1      126671QX7      24,645,000.00     1,000.000000000      0.000000000      2.352222222     1,000.000000000      2.920000
----------------------------------------------------------------------------------------------------------------------------------
   Totals                   930,000,100.00       586.706671677     42.240634931      0.723751922       548.221444385
----------------------------------------------------------------------------------------------------------------------------------



       THE
     BANK OF
       NEW
      YORK
101 Barclay Street, 8W
New York, NY 10286
                                                             Countrywide Home Loans
Officer:       Courtney Bartholomew
               212-815-3236                                 Asset-Backed Securities
Associate:     Sean O'Connell
               212-815-6312                                      Series 2002-2

Pool Level Data
Distribution Date                                                                                                         11/25/03
Cut-off Date                                                                                                               6/ 1/02
Determination Date                                                                                                        11/ 1/03
Accrual Period 30/360                       Begin                                                                         10/ 1/03
                                            End                                                                           11/ 1/03
Number of Days in 30/360 Accrual Period                                                                                         30

Accrual Period Actual Days                  Begin                                                                         10/27/03
                                            End                                                                           11/25/03
Number of Days in Actual Accrual Period                                                                                         29


------------------------------------------------------------
Collateral Information
------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                650,000,050.00

Beginning Aggregate Pool Stated Principal                                                                           382,681,249.40
Balance
Ending Aggregate Pool Stated Principal                                                                              358,794,720.49
Balance

Beginning Aggregate Loan Count                                                                                                3088
Loans Paid Off or Otherwise Removed Pursuant to Pooling and                                                                    176
Servicing Agreement
Ending Aggregate Loan Count                                                                                                   2912

Beginning Weighted Average Loan Rate (WAC)                                                                               8.485623%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.488483%

Beginning Net Weighted Average Loan Rate                                                                                 7.952537%
Ending Net Weighted Average Loan Rate                                                                                    7.956004%

Weighted Average Maturity (WAM) (Months)                                                                                       323

Servicer Advances                                                                                                       229,885.86

Aggregate Pool Prepayment                                                                                            23,576,502.47
Pool Prepayment Rate                                                                                                   53.4060 CPR


Group 2
-------
Cut-Off Date Balance                                                                                                280,000,050.00

Beginning Aggregate Pool Stated Principal                                                                           169,931,014.68
Balance
Ending Aggregate Pool Stated Principal                                                                              158,026,278.36
Balance

Beginning Aggregate Loan Count                                                                                                1046
Loans Paid Off or Otherwise Removed Pursuant to Pooling and                                                                     66
Servicing Agreement
Ending Aggregate Loan Count                                                                                                    980

           THE
         BANK OF
           NEW
          YORK
101 Barclay Street, 8W
New York, NY 10286
                                                        Countrywide Home Loans
Officer:       Courtney Bartholomew
               212-815-3236                            Asset-Backed Securities
Associate:     Sean O'Connell
               212-815-6312                                 Series 2002-2

Group 2
-------
Beginning Weighted Average Loan Rate (WAC)                                                                               8.396985%
Ending Weighted Average Loan Rate (WAC)                                                                                  8.386381%

Beginning Net Weighted Average Loan Rate                                                                                 7.866666%
Ending Net Weighted Average Loan Rate                                                                                    7.856755%

Weighted Average Maturity (WAM) (Months)                                                                                       324

Servicer Advances                                                                                                       111,366.87

Aggregate Pool Prepayment                                                                                            11,766,350.49
Pool Prepayment Rate                                                                                                   57.7598 CPR



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                30,370.79
Compensation for Gross PPIS from Servicing Fees                                                                          30,370.79
Other Gross PPIS Compensation                                                                                                 0.00
                                                                                                                        -----------
Total Net PPIS (Non-Supported PPIS)                                                                                          -0.00


Master Servicing Fees Paid                                                                                              199,884.32
Insurance Premium(s) Paid                                                                                                27,935.22
Personal Mortgage Insurance Fees Paid                                                                                         0.00
Other Fees Paid                                                                                                          10,700.13
                                                                                                                        -----------
Total Fees                                                                                                              238,519.67


-----------------------------------------------------------
Delinquency Information
-----------------------------------------------------------
Group 1
-------


Delinquency                                                   30-59 Days        60-89 Days           90+ Days               Totals
-----------                                                   ----------        ----------           --------               ------
Scheduled Principal Balance                                 6,413,905.08      1,742,000.71      15,229,622.39        23,385,528.18
Percentage of Total Pool Balance                               1.787625%         0.485515%          4.244662%            6.517802%
Number of Loans                                                       57                15                141                  213
Percentage of Total Loans                                      1.957418%         0.515110%          4.842033%            7.314560%

        THE
      BANK OF
        NEW
       YORK
101 Barclay Street, 8W
New York, NY 10286
                                                         Countrywide Home Loans
Officer:       Courtney Bartholomew
               212-815-3236                             Asset-Backed Securities
Associate:     Sean O'Connell
               212-815-6312                                  Series 2002-2

Foreclosure
-----------
Scheduled Principal Balance                                 1,258,045.36      1,347,821.56         832,185.22         3,438,052.14
Percentage of Total Pool Balance                               0.350631%         0.375653%          0.231939%            0.958223%
Number of Loans                                                       11                11                  7                   29
Percentage of Total Loans                                      0.377747%         0.377747%          0.240385%            0.995879%

Bankruptcy
----------
Scheduled Principal Balance                                   193,845.18        190,903.68         357,077.42           741,826.28
Percentage of Total Pool Balance                               0.054027%         0.053207%          0.099521%            0.206755%
Number of Loans                                                        2                 2                  3                    7
Percentage of Total Loans                                      0.068681%         0.068681%          0.103022%            0.240385%

REO
---
Scheduled Principal Balance                                         0.00              0.00               0.00                 0.00
Percentage of Total Pool Balance                               0.000000%         0.000000%          0.000000%            0.000000%
Number of Loans                                                        0                 0                  0                    0
Percentage of Total Loans                                      0.000000%         0.000000%          0.000000%            0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                   249,186.82

Group 2
-------


Delinquency                                                   30-59 Days        60-89 Days           90+ Days               Totals
-----------                                                   ----------        ----------           --------               ------
Scheduled Principal Balance                                 3,229,714.31        887,923.40       6,711,916.17        10,829,553.88
Percentage of Total Pool Balance                               2.043783%         0.561883%          4.247342%            6.853008%
Number of Loans                                                       28                 5                 60                   93
Percentage of Total Loans                                      2.857143%         0.510204%          6.122449%            9.489796%

Foreclosure
-----------
Scheduled Principal Balance                                   329,261.73      1,359,907.29               0.00         1,689,169.02
Percentage of Total Pool Balance                               0.208359%         0.860558%          0.000000%            1.068917%
Number of Loans                                                        4                 7                  0                   11
Percentage of Total Loans                                      0.408163%         0.714286%          0.000000%            1.122449%

Bankruptcy
----------
Scheduled Principal Balance                                         0.00              0.00         725,112.21           725,112.21
Percentage of Total Pool Balance                               0.000000%         0.000000%          0.458855%            0.458855%
Number of Loans                                                        0                 0                  3                    3
Percentage of Total Loans                                      0.000000%         0.000000%          0.306122%            0.306122%

        THE
      BANK OF
        NEW
       YORK
101 Barclay Street, 8W
New York, NY 10286
                                                         Countrywide Home Loans
Officer:       Courtney Bartholomew
               212-815-3236                             Asset-Backed Securities
Associate:     Sean O'Connell
               212-815-6312                                  Series 2002-2


REO
---
Scheduled Principal Balance                                         0.00              0.00               0.00                 0.00
Percentage of Total Pool Balance                               0.000000%         0.000000%          0.000000%            0.000000%
Number of Loans                                                        0                 0                  0                    0
Percentage of Total Loans                                      0.000000%         0.000000%          0.000000%            0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                  ( 38,202.94)
Total Realized Losses                                                                                                   254,213.87



-----------------------------------------------------------
Subordination/Credit Enhancement
-----------------------------------------------------------

Overcollateralization Amount                                                                                          6,975,000.75
Overcollateralization Target Amount                                                                                   6,975,000.75
Has Trigger Event Occurred                                                                                                      NO


-----------------------------------------------------------
Miscellaneous Details
-----------------------------------------------------------

Investment Earnings on Carryover Reserve Fund Paid to                                                                         0.43
Majority Class X Holder

Group1 Prepayment Penalties                                                                                             307,337.30
Group2 Prepayment Penalties                                                                                             197,949.38
